EXHIBIT 99.1
For Immediate Release
HOLLY CORPORATION REPORTS RECORD FIRST QUARTER RESULTS
     Dallas, Texas, May 8, 2007 — Holly Corporation (NYSE-HOC) (“Holly” or the “Company”) today reported a record first quarter net income of $67.5 million ($1.22 per basic and $1.20 per diluted share) for the three months ended March 31, 2007, compared to net income of $46.8 million ($0.80 per basic and $0.78 per diluted share) for the three months ended March 31, 2006. Income from continuing operations was $67.5 million ($1.22 per basic and $1.20 per diluted share) for the three months ended March 31, 2007, compared to income from continuing operations of $31.2 million ($.53 per basic and $.52 per diluted share) for the three months ended March 31, 2006.
     On March 31, 2006 we sold our petroleum refinery in Great Falls, Montana (the “Montana Refinery”) to a subsidiary of Connacher Oil and Gas Limited. Accordingly, the results of operations of the Montana Refinery and a net gain of $14.3 million for the three months ended March 31, 2006 are shown in discontinued operations.
     Income from continuing operations increased $36.4 million for the first quarter of 2007, an increase of 117%, as compared to the first quarter of 2006 principally due to improved refined product margins experienced in the current year’s first quarter and an increase in volume of produced refined products sold. These favorable factors were partially offset by the effects of higher depreciation, depletion and amortization costs and general and administrative expenses incurred in the first quarter of 2007, partially offset by a decrease in operating expenses. Overall refinery production levels from continuing operations increased by 7% for the first quarter of 2007 as compared to the same period in 2006 primarily due to increased production following the completion of our Navajo Refinery’s 8,000 BPSD capacity expansion in the latter half of 2006, partially offset by the effects of unplanned downtime of certain units at our Navajo

Refinery in the first quarter of 2007. Overall refinery gross margins from continuing operations were $16.09 per produced barrel for the first quarter of 2007 compared to refinery gross margins from continuing operations of $11.96 per produced barrel for the first quarter of 2006.
     Sales and other revenues from continuing operations increased 17% for the first quarter of 2007 as compared to the first quarter of 2006, due principally to an increase in volumes of produced refined products sold. Additionally, the first quarter of 2007 included revenues attributable to certain direct crude oil sales that were previously netted against the corresponding purchases and presented in cost of products sold prior to our adoption of new accounting guidance effective April 1, 2006. Cost of products sold was higher in the first quarter of 2007 due principally to an increase in volumes of produced refined products sold and the inclusion of costs attributable to direct crude oil sales, partially offset by a per unit decrease in cost of produced refined products sold. Operating expenses, exclusive of depreciation, depletion and amortization, decreased in the first quarter of 2007 due principally to lower utility and environmental costs, partially offset by higher refinery maintenance costs. General and administrative expenses were up for the first quarter of 2007 as compared to same period in 2006, due primarily to increased equity-based incentive compensation expense which is affected by increases in our stock price.
     “We had outstanding results for the 2007 first quarter as strong industry-wide refinery margins were enhanced by the positive effects of processing improvements completed at our two refineries last summer and the very strong gasoline and diesel crack spreads realized in the markets served by our Navajo and Woods Cross Refineries,” said Matthew Clifton, Chairman of the Board and Chief Executive Officer of Holly. “Our income from continuing operations well surpassed prior years’ levels, giving us a very solid start in 2007. For the first quarter of 2007, we generated earnings before interest, taxes and depreciation (“EBITDA”) of $111.4 million, a 109% increase over the $53.2 million of EBITDA for the first quarter of 2006. Although some of the units at our Navajo Refinery experienced downtime during the first quarter of 2007, certain maintenance and inspection activities were performed during the downtime that will permit us to defer a planned major turnaround at the Navajo Refinery from December 2007 to the fourth quarter of 2008. Strong refinery margins have continued in the first part of the 2007 second quarter and both refineries are running well.”

     “During the 2007 first quarter, we continued our share repurchase program, purchasing 545,400 shares during the quarter at an average cost of $53.56 per share while ending the quarter with no debt and $280.4 million in cash and marketable securities. In addition to the stock repurchase program, in this era of high profitability, we are continuing to reinvest significant sums in capital projects at our refineries aimed at maximizing shareholder return. Our capital expenditures totaled $26.8 million for the first quarter of 2007. As previously reported, our Board of Directors has approved projects to significantly enhance our feedstock flexibility at the Navajo and Woods Cross Refineries and to expand the capacity of both facilities. Progress on these projects continues within budget and is consistent with our fourth quarter 2008 target completion date.”
     “Looking forward, we believe that the combination of our sour crude oil processing capabilities, the fast growing markets that we serve, and our successful execution of value-added refining projects will continue to favorably impact our future results. With respect to Holly Energy Partners, we continue to be pleased with its operations to date and look forward to its continued success,” said Clifton.
     The Company has scheduled a conference call for today, May 8, 2007 at 10:00AM EDT to discuss financial results. Listeners may access this call by dialing (888) 548-4639. The ID# for this call is 5573152. Listeners may access the call via the internet at: http://www.videonewswire.com/event.asp?id=39077. Additionally, listeners may replay this call approximately two hours after the call concludes by dialing (800) 642-1687. This audio archive will be available for two weeks.
     Holly Corporation, headquartered in Dallas, Texas, is an independent petroleum refiner and marketer that produces high value light products such as gasoline, diesel fuel and jet fuel. Holly operates through its subsidiaries an 83,000 barrels per stream day (“bpsd”) refinery located in New Mexico and a 26,000 bpsd refinery in Utah. Holly also owns a 45% interest (including the general partner interest) in Holly Energy Partners, L.P., which through subsidiaries owns or leases approximately 1,700 miles of petroleum product pipelines in Texas, New Mexico and Oklahoma and refined product terminals in several Southwest and Rocky Mountain states.

     The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995: The statements in this press release relating to matters that are not historical facts are “forward-looking statements” based on management’s beliefs and assumptions using currently available information and expectations as of the date hereof, are not guarantees of future performance and involve certain risks and uncertainties, including those contained in our filings with the Securities and Exchange Commission. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that our expectations will prove correct. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements. Such differences could be caused by a number of factors including, but not limited to, risks and uncertainties with respect to the actions of actual or potential competitive suppliers of refined petroleum products in the Company’s markets, the demand for and supply of crude oil and refined products, the spread between market prices for refined products and market prices for crude oil, the possibility of constraints on the transportation of refined products, the possibility of inefficiencies, curtailments or shutdowns in refinery operations or pipelines, effects of governmental regulations and policies, the availability and cost of financing to the Company, the effectiveness of the Company’s capital investments and marketing strategies, the ability of the Company to acquire refined product operations or pipeline and terminal operations on acceptable terms and to integrate any future acquired operations, the Company’s efficiency in carrying out construction projects, the possibility of terrorist attacks and the consequences of any such attacks, general economic conditions, and other financial, operational and legal risks and uncertainties detailed from time to time in the Company’s Securities and Exchange Commission filings. The forward-looking statements speak only as of the date made and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

RESULTS OF OPERATIONS
Financial Data (all information in this release is unaudited)

	Three Months Ended
	March 31,		Change from 2006
	2007	2006	Change	Percent
	(In thousands, except per share data)

Sales and other revenues	$925,867	$791,594	$134,273	17.0%
Operating costs and expenses:
Cost of products sold (exclusive of depreciation, depletion and amortization)	751,714	675,485	76,229	11.3
Operating expenses (exclusive of depreciation, depletion and amortization)	50,129	52,467	(2,338)	(4.5)
General and administrative expenses (exclusive of depreciation, depletion and amortization)	15,847	13,516	2,331	17.2
Depreciation, depletion and amortization	11,451	8,024	3,427	42.7
Exploration expenses, including dry holes	152	127	25	19.7

Total operating costs and expenses	829,293	749,619	79,674	10.6

Income from operations	96,574	41,975	54,599	130.1
Other income (expense):
Equity in earnings of HEP	3,346	3,212	134	4.2
Interest income	2,560	1,735	825	47.6
Interest expense	(252)	(275)	23	(8.4)

	5,654	4,672	982	21.0

Income from continuing operations before income taxes	102,228	46,647	55,581	119.2
Income tax provision	34,686	15,487	19,199	124.0

Income from continuing operations	67,542	31,160	36,382	116.8
Income from discontinued operations, net of taxes	—	15,644	(15,644)	(100.0)

Net income	$67,542	$46,804	$20,738	44.3%

Basic earnings per share:
Continuing operations	$1.22	$0.53	$0.69	130.2%
Discontinued operations	—	0.27	(0.27)	(100.0)

Net income	$1.22	$0.80	$0.42	52.5%

Diluted earnings per share:
Continuing operations	$1.20	$0.52	$0.68	130.8%
Discontinued operations	—	0.26	(0.26)	(100.0)

Net income	$1.20	$0.78	$0.42	53.8%

Cash dividends declared per common share	$0.10	$0.05	$0.05	100.0%

Average number of common shares outstanding:
Basic	55,189	58,458	(3,269)	(5.6)%
Diluted	56,318	60,028	(3,710)	(6.2)%
Balance Sheet Data (Unaudited)

	March 31,	December 31,
	2007	2006
	(In thousands)

Cash, cash equivalents and investments in marketable securities	$280,397	$255,953
Working capital	$257,283	$240,181
Total assets	$1,247,042	$1,237,869
Stockholders’ equity	$499,229	$466,094

Other Financial Data (Unaudited)

	Three Months Ended
	March 31,
	2007	2006
	(In thousands)

Net cash provided by (used for) operating activities	$86,301	$(18,340)
Net cash provided by (used for) investing activities	$(53,775)	$119,888
Net cash used for financing activities	$(35,464)	$(56,001)
Capital expenditures	$26,750	$32,235
EBITDA from continuing operations (1)	$111,371	$53,211

(1)	Earnings before interest, taxes, depreciation and amortization, which we refer to as EBITDA as presented above is reconciled to net income under “Reconciliations to Amounts Reported under Generally Accepted Accounting Principles” below.

Refining Operating Data
Our refinery operations include the Navajo Refinery and the Woods Cross Refinery. The following tables set forth information, including non-GAAP performance measures about our refinery operations. The cost of products and refinery gross margin do not include the effect of depreciation, depletion and amortization. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.

	Three Months Ended
	March 31,
	2007	2006
Navajo Refinery
Crude charge (BPD) (1)	76,820	72,520
Refinery production (BPD) (2)	86,100	81,110
Sales of produced refined products (BPD)	85,390	79,760
Sales of refined products (BPD) (3)	96,360	90,780

Refinery utilization (4)	92.6%	96.7%

Average per produced barrel (5)
Net sales	$75.58	$75.54
Cost of products (6)	59.04	62.85

Refinery gross margin	16.54	12.69
Refinery operating expenses (7)	4.18	4.39

Net operating margin	$12.36	$8.30

Feedstocks:
Sour crude oil	75%	82%
Sweet crude oil	10%	5%
Other feedstocks and blends	15%	13%

Total	100%	100%

Sales of produced refined products:
Gasolines	61%	62%
Diesel fuels	27%	26%
Jet fuels	3%	5%
Fuel oil	3%	—%
Asphalt	3%	1%
LPG and other	3%	6%

Total	100%	100%

Woods Cross Refinery
Crude charge (BPD) (1)	24,650	22,730
Refinery production (BPD) (2)	26,570	24,010
Sales of produced refined products (BPD)	28,120	23,290
Sales of refined products (BPD) (3)	28,550	24,490

Refinery utilization (4)	94.8%	87.4%

Average per produced barrel (5)
Net sales	$71.61	$69.64
Cost of products (6)	56.87	60.19

Refinery gross margin	14.74	9.45
Refinery operating expenses (7)	4.76	5.73

Net operating margin	$9.98	$3.72

	Three Months Ended
	March 31,
	2007	2006
Woods Cross Refinery
Feedstocks:
Sour crude oil	—%	6%
Sweet crude oil	91%	86%
Other feedstocks and blends	9%	8%

Total	100%	100%

Sales of produced refined products:
Gasolines	63%	61%
Diesel fuels	25%	26%
Jet fuels	2%	3%
Fuel oil	6%	6%
LPG and other	4%	4%

Total	100%	100%

Consolidated
Crude charge (BPD) (1)	101,470	95,250
Refinery production (BPD) (2)	112,670	105,120
Sales of produced refined products (BPD)	113,510	103,050
Sales of refined products (BPD) (3)	124,910	115,270

Refinery utilization (4)	93.1%	94.3%

Average per produced barrel (5)
Net sales	$74.59	$74.21
Cost of products (6)	58.50	62.25

Refinery gross margin	16.09	11.96
Refinery operating expenses (7)	4.32	4.70

Net operating margin	$11.77	$7.26

Feedstocks:
Sour crude oil	58%	64%
Sweet crude oil	28%	24%
Other feedstocks and blends	14%	12%

Total	100%	100%

Sales of produced refined products:
Gasolines	61%	62%
Diesel fuels	27%	26%
Jet fuels	3%	4%
Fuel oil	4%	2%
Asphalt	2%	1%
LPG and other	3%	5%

Total	100%	100%

(1)	Crude charge represents the barrels per day of crude oil processed at the crude units at our refineries.

(2)	Refinery production represents the barrels per day of refined products yielded from processing crude and other refinery feedstocks through the crude units and other conversion units at our refineries.

(3)	Includes refined products purchased for resale.

(4)	Represents crude charge divided by total crude capacity (BPSD). Crude capacity for the Navajo Refinery was increased from 75,000 BPSD to 83,000 BPSD in mid-year 2006, increasing our consolidated crude capacity from 101,000 BPSD to 109,000 BPSD.

(5)	Represents average per barrel amounts for produced refined products sold, which are non-GAAP. Reconciliations to amounts reported under GAAP are located under “Reconciliations to Amounts Reported under Generally Accepted Accounting Principles” below.

(6)	Transportation costs billed from HEP are included in cost of products.

(7)	Represents operating expenses of our refineries, exclusive of depreciation, depletion, and amortization.

Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles
Reconciliations of earnings before interest, taxes, depreciation and amortization (“EBITDA”) to amounts reported under generally accepted accounting principles in financial statements.
Earnings before interest, taxes, depreciation and amortization, which we refer to as EBITDA, is calculated as net income plus (i) interest expense net of interest income, (ii) income tax provision, and (iii) depreciation, depletion and amortization. EBITDA is not a calculation based upon accounting principles generally accepted in the United States; however, the amounts included in the EBITDA calculation are derived from amounts included in our consolidated financial statements. EBITDA should not be considered as an alternative to net income or operating income as an indication of our operating performance or as an alternative to operating cash flow as a measure of liquidity. EBITDA is not necessarily comparable to similarly titled measures of other companies. EBITDA is presented here because it is a widely used financial indicator used by investors and analysts to measure performance. EBITDA is also used by our management for internal analysis and as a basis for financial covenants. We are reporting EBITDA from continuing operations.
Set forth below is our calculation of EBITDA from continuing operations.

	Three Months Ended
	March 31,
	2007	2006
	(In thousands)

Income from continuing operations	$67,542	$31,160
Add provision for income tax	34,686	15,487
Add interest expense	252	275
Subtract interest income	(2,560)	(1,735)
Add depreciation and amortization	11,451	8,024

EBITDA from continuing operations	$111,371	$53,211

Reconciliations of refinery operating information (non-GAAP performance measures) to amounts reported under generally accepted accounting principles in financial statements.
Refinery gross margin and net operating margin are non-GAAP performance measures that are used by our management and others to compare our refining performance to that of other companies in our industry. We believe these margin measures are helpful to investors in evaluating our refining performance on a relative and absolute basis.
We calculate refinery gross margin and net operating margin using net sales, cost of products and operating expenses, in each case averaged per produced barrel sold. These two margins do not include the effect of depreciation, depletion and amortization. Each of these component performance measures can be reconciled directly to our Statements of Income.
Other companies in our industry may not calculate these performance measures in the same manner.

Refinery Gross Margin
Refinery gross margin per barrel is the difference between average net sales price and average cost of products per barrel of produced refined products. Refinery gross margin for each of our refineries and for both of our refineries on a consolidated basis is calculated as shown below.

	Three Months Ended
	March 31,
	2007	2006

Average per produced barrel:

Navajo Refinery
Net sales	$75.58	$75.54
Less cost of products	59.04	62.85

Refinery gross margin	$16.54	$12.69

Woods Cross Refinery
Net sales	$71.61	$69.64
Less cost of products	56.87	60.19

Refinery gross margin	$14.74	$9.45

Consolidated
Net sales	$74.59	$74.21
Less cost of products	58.50	62.25

Refinery gross margin	$16.09	$11.96

Net Operating Margin
Net operating margin per barrel is the difference between refinery gross margin and refinery operating expenses per barrel of produced refined products. Net operating margin for each of our refineries and for both of our refineries on a consolidated basis is calculated as shown below.

	Three Months Ended
	March 31,
	2007	2006

Average per produced barrel:

Navajo Refinery
Refinery gross margin	$16.54	$12.69
Less refinery operating expenses	4.18	4.39

Net operating margin	$12.36	$8.30

Woods Cross Refinery
Refinery gross margin	$14.74	$9.45
Less refinery operating expenses	4.76	5.73

Net operating margin	$9.98	$3.72

Consolidated
Refinery gross margin	$16.09	$11.96
Less refinery operating expenses	4.32	4.70

Net operating margin	$11.77	$7.26

Below are reconciliations to our Consolidated Statements of Income for (i) net sales, cost of products and operating expenses, in each case averaged per produced barrel sold, and (ii) net operating margin and refinery gross margin. Due to rounding of reported numbers, some amounts may not calculate exactly.

Reconciliations of refined product sales from produced products sold to total sales and other revenue

	Three Months Ended March 31,
	2007	2006

Navajo Refinery
Average sales price per produced barrel sold	$75.58	$75.54
Times sales of produced refined products sold (BPD)	85,390	79,760
Times number of days in period	90	90

Refined product sales from produced products sold	$580,840	$542,256

Woods Cross Refinery
Average sales price per produced barrel sold	$71.61	$69.64
Times sales of produced refined products sold (BPD)	28,120	23,290
Times number of days in period	90	90

Refined product sales from produced products sold	$181,231	$145,972

Sum of refined products sales from produced products sold from our two refineries (4)	$762,071	$688,228
Add refined product sales from purchased products and rounding (1)	79,225	84,542

Total refined products sales	841,296	772,770
Add direct sales of excess crude oil(2)	61,680	—
Add other refining segment revenue(3)	22,606	18,578

Total refining segment revenue	925,582	791,348
Add corporate and other revenues	391	381
Subtract consolidations and eliminations	(106)	(135)

Sales and other revenues	$925,867	$791,594

(1)	We purchase finished products when opportunities arise that provide a profit on the sale of such products, or to meet delivery commitments.

(2)	We purchase crude oil and enter into buy/sell exchanges in excess of the needs to supply our refineries. Certain direct sales of this excess crude oil are made to purchasers or users of crude oil. Under new accounting guidance, these sales and related purchases starting April 1, 2006 are being measured at fair value and accounted for as revenues with the related acquisition costs included as cost of products sold. Prior to April 1, 2006, sales and cost of sales attributable to such excess crude oil direct sales were netted and presented in cost of products sold.

(3)	Other refining segment revenue includes the revenues associated with NK Asphalt Partners and revenue derived from sulfur credit sales.

(4)	The above calculations of refined product sales from produced products sold can also be computed on a consolidated basis. These amounts may not calculate exactly due to rounding of reported numbers.

	Three Months Ended March 31,
	2007	2006
Average sales price per produced barrel sold	$74.59	$74.21
Times sales of produced refined products sold (BPD)	113,510	103,050
Times number of days in period	90	90

Refined product sales from produced products sold	$762,071	$688,228

Reconciliation of average cost of products per produced barrel sold to total costs of products sold

	Three Months Ended
	March 31,
	2007	2006
Navajo Refinery
Average cost of products per produced barrel sold	$59.04	$62.85
Times sales of produced refined products sold (BPD)	85,390	79,760
Times number of days in period	90	90

Cost of products for produced products sold	$453,728	$451,162

	Three Months Ended March 31,
	2007	2006
Woods Cross Refinery
Average cost of products per produced barrel sold	$56.87	$60.19
Times sales of produced refined products sold (BPD)	28,120	23,290
Times number of days in period	90	90

Cost of products for produced products sold	$143,927	$126,164

Sum of cost of products for produced products sold from our two refineries (4)	$597,655	$577,326
Add refined product costs from purchased products sold and rounding (1)	82,044	85,582

Total refined cost of products sold	679,699	662,908
Add crude oil cost of direct sales of excess crude oil(2)	61,852	—
Add other refining segment costs of products sold(3)	10,269	12,712

Total refining segment cost of products sold	751,820	675,620
Subtract consolidations and eliminations	(106)	(135)

Costs of products sold (exclusive of depreciation, depletion and amortization)	$751,714	$675,485

(1)	We purchase finished products when opportunities arise that provide a profit on the sale of such products, or to meet delivery commitments.

(2)	We purchase crude oil and enter into buy/sell exchanges in excess of the needs to supply our refineries. Certain direct sales of this excess crude oil are made to purchasers or users of crude oil. Under new accounting guidance, these sales and related purchases starting April 1, 2006 are being measured at fair value and accounted for as revenues with the related acquisition costs included as cost of products sold. Prior to April 1, 2006, sales and cost of sales attributable to such excess crude oil direct sales were netted and presented in cost of products sold.

(3)	Other refining segment costs of products sold includes the costs of products for NK Asphalt Partners and costs attributable to sulfur credit sales.

(4)	The above calculations of costs of products from produced products sold can also be computed on a consolidated basis. These amounts may not calculate exactly due to rounding of reported numbers.

	Three Months Ended March 31,
	2007	2006
Average cost of products per produced barrel sold	$58.50	$62.25
Times sales of produced refined products sold (BPD)	113,510	103,050
Times number of days in period	90	90

Cost of products for produced products sold	$597,655	$577,326

Reconciliation of average refinery operating expenses per produced barrel sold to total operating expenses

	Three Months Ended
	March 31,
	2007	2006
Navajo Refinery
Average refinery operating expenses per produced barrel sold	$4.18	$4.39
Times sales of produced refined products sold (BPD)	85,390	79,760
Times number of days in period	90	90

Refinery operating expenses for produced products sold	$32,124	$31,513

Woods Cross Refinery
Average refinery operating expenses per produced barrel sold	$4.76	$5.73
Times sales of produced refined products sold (BPD)	28,120	23,290
Times number of days in period	90	90

Refinery operating expenses for produced products sold	$12,047	$12,011

	Three Months Ended March 31,
	2007	2006
Sum of refinery operating expenses per produced products sold from our two refineries (2)	$44,171	$43,524
Add other refining segment operating expenses and rounding (1)	5,947	8,909

Total refining segment operating expenses	50,118	52,433
Add corporate and other costs	11	34

Operating expenses (exclusive of depreciation, depletion and amortization)	$50,129	$52,467

(1)	Other refining segment operating expenses include the marketing costs associated with our refining segment and the operating expenses of NK Asphalt Partners.

(2)	The above calculations of refinery operating expenses from produced products sold can also be computed on a consolidated basis. These amounts may not calculate exactly due to rounding of reported numbers.

	Three Months Ended March 31,
	2007	2006
Average refinery operating expenses per produced barrel sold	$4.32	$4.70
Times sales of produced refined products sold (BPD)	113,510	103,050
Times number of days in period	90	90

Refinery operating expenses for produced products sold	$44,171	$43,524

Reconciliation of net operating margin per barrel to refinery gross margin per barrel to total sales and other revenues

	Three Months Ended March 31,
	2007	2006
Navajo Refinery
Net operating margin per barrel	$12.36	$8.30
Add average refinery operating expenses per produced barrel	4.18	4.39

Refinery gross margin per barrel	16.54	12.69
Add average cost of products per produced barrel sold	59.04	62.85

Average net sales per produced barrel sold	$75.58	$75.54
Times sales of produced refined products sold (BPD)	85,390	79,760
Times number of days in period	90	90

Refined products sales from produced products sold	$580,840	$542,256

Woods Cross Refinery
Net operating margin per barrel	$9.98	$3.72
Add average refinery operating expenses per produced barrel	4.76	5.73

Refinery gross margin per barrel	14.74	9.45
Add average cost of products per produced barrel sold	56.87	60.19

Average net sales per produced barrel sold	$71.16	$69.64
Times sales of produced refined products sold (BPD)	28,120	23,290
Times number of days in period	90	90

Refined products sales from produced products sold	$181,231	$145,972

Sum of refined products sales from produced products sold from our two refineries (4)	$762,071	$688,228
Add refined product sales from purchased products and rounding (1)	79,225	84,542

Total refined products sales	841,296	772,770
Add direct sales of excess crude oil(2)	61,680	—
Add other refining segment revenue (3)	22,606	18,578

Total refining segment revenue	925,582	791,348
Add corporate and other revenues	391	381
Subtract consolidations and eliminations	(106)	(135)

Sales and other revenues	$925,867	$791,594

(1)	We purchase finished products when opportunities arise that provide a profit on the sale of such products or to meet delivery commitments.

(2)	We purchase crude oil and enter into buy/sell exchanges in excess of the needs to supply our refineries. Certain direct sales of this excess crude oil are made to purchasers or users of crude oil. Under new accounting guidance, these sales and related purchases starting April 1, 2006 are being measured at fair value and accounted for as revenues with the related acquisition costs included as cost of products sold. Prior to April 1, 2006, sales and cost of sales attributable to such excess crude oil direct sales were netted and presented in cost of products sold.

(3)	Other refining segment revenue includes the revenues associated with NK Asphalt Partners and revenue derived from sulfur credit sales.

(4)	The above calculations of refined product sales from produced products sold can also be computed on a consolidated basis. These amounts may not calculate exactly due to rounding of reported numbers.

	Three Months Ended March 31,
	2007	2006
Net operating margin per barrel	$11.77	$7.26
Add average refinery operating expenses per produced barrel	4.32	4.70

Refinery gross margin per barrel	16.09	11.96
Add average cost of products per produced barrel sold	58.50	62.25

Average sales price per produced barrel sold	$74.59	$74.21
Times sales of produced refined products sold (BPD)	113,510	103,050
Times number of days in period	90	90

Refined product sales from produced products sold	$762,071	$688,228

FOR FURTHER INFORMATION, Contact:
Stephen J. McDonnell, Vice President and
     Chief Financial Officer
M. Neale Hickerson, Vice President,
     Investor Relations
Holly Corporation
214/871-3555